UHY VOCATION HK CPA LIMITED
Certified Public Accountants

3/F Malaysia Building,
50 Gloucester Road, Wanchai,
Hong Kong.

Phone +852 2332 0661 (23 lines)
Fax +852 2332 0304
+852 2388 2086
E-mail cpa@uhy-hk.com
Web www.uhy-hk.com

天道香港會計師
事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2012, accompanying the financial statements, included in the Annual Report of Tresor Corporation on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tresor Corporation on Form SB-2 filed with the Securities and Exchange Commission on December 8, 2006.

UHY Vocation HK

UHY VOCATION HK CPA Limited
Certified Public Accountants

HONG KONG, March 27, 2012
(THE PEOPLE'S REPUBLIC OF CHINA)